UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
November 29, 2007

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WILSHIRE BANCORP, INC.
(Exact name of registrant as specified in its charter)

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California	000-50923	20-0711133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 Wilshire Boulevard, Los Angeles, California 90010
(Address of principal executive offices) (Zip Code)

(213) 387-3200
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

The Board of Directors of Wilshire Bancorp, Inc. (the “Company”) amended Article V of the Company’s Bylaws (the “Bylaws”), effective as of November 29, 2007, to allow for the Company to provide for the issuance of uncertificated shares of Company stock. Prior to such amendment, the Bylaws did not provide for uncertificated shares.  Being able to issue uncertificated shares will permit the Company to participate in the Direct Registration System, which is currently administered by the Depository Trust Company. The Direct Registration System allows investors to have securities registered in their names without the issuance of physical stock certificates, and allows investors to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates. The amendment to the Company’s Bylaws also provides that each registered shareholder of the Company shall be entitled to a physical stock certificate upon request.

The full text of the Bylaws, as amended and restated, is filed as Exhibit 3.1 to this Current Report, and amended Article V thereof is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits

3.1	Bylaws of Wilshire Bancorp, Inc., as amended and restated

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSHIRE BANCORP, INC.

Date: November 28, 2007	By:
Elaine S. Jeon, Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Bylaws of Wilshire Bancorp, Inc., as amended and restated